Exhibit 21





HomeFed Corporation
Subsidiaries as of December 31, 2000



Name                                        State of Incorporation/Organization


HomeFed Communities, Inc.                                     California

HomeFed Resources Corporation                                 California

Paradise Valley Communities No. 1                             California

Otay Land Company, LLC                                          Delaware

Northfork Communities                                         California